AMENDMENT NO. 1
                                     to the
                          FUND PARTICIPATION AGREEMENT

     AMENDMENT, dated as of May 1, 2001, to the Fund Participation Agreement dated as of the 1st day of May, 2000 (the "Agreement"), by and between Deutsche Asset Management VIT Funds (formerly, BT Insurance Funds Trust) ("Trust"), Bankers Trust Company ("Adviser"), and Western-Southern Life Assurance Company ("WSLAC" or "Life Company").

     WHEREAS, effective May 1, 2001 Deutsche Asset Management, Inc. ("DAMI") will replace Adviser as investment adviser to the Trust;

     WHEREAS, effective May 1, 2001 the Adviser wishes to transfer all of its rights, responsibilities and duties under the Agreement to ("DAMI");

     WHEREAS, DAMI is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

     WHEREAS, Trust, Life Company and Adviser wish to revise Appendix A and Appendix B to the Agreement in their entirety;

     NOW, THEREFORE, in accordance with Section 10.9 of the Agreement, Trust, Life Company, Adviser and DAMI hereby agree as follows:

          1. Effective May 1, 2001 DAMI will replace Adviser and assume all of the Adviser's rights, responsibilities and duties under the Agreement.

          2. Life Company agrees to the replacement of Adviser with DAMI.

          3. Article IX. NOTICES is hereby amended such that the addresses for Trust and Adviser are replaced in their entirety with the following:

                           If to TRUST:

                           Deutsche Asset Management VIT Funds
                           c/o First Data Investor Services Group, Inc.
                           101 Federal Street
                           Boston, MA 02110
                           Attn: Elizabeth Russell, Legal Department

                           and

                           c/o BT Alex. Brown
                           One South Street, Mail Stop  1-18-6
                           Baltimore, MD 21202
                           Attn: Mutual Fund Services

                           If to ADVISER:

                           Deutsche Asset Management, Inc.
                           130 Liberty Street, Mail Stop 2355
                           New York, NY 10006
                           Attn: Mutual Fund Marketing


          4. Appendix A to the Agreement is hereby amended, and restated in its entirety, by the Appendix A attached to this Amendment.

          5. Appendix B to the Agreement is hereby amended, and restated in its entirety, by the Appendix B attached to this Amendment.

          Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

                               DEUTSCHE ASSET MANAGEMENT VIT FUNDS


                               By:_______________________________________
                               Name:
                               Title:

                               WESTERN-SOUTHERN LIFE ASSURANCE COMPANY


                               By:_______________________________________
                               Name:
                               Title:

                               BANKERS TRUST COMPANY


                               By:_______________________________________
                               Name:
                               Title:

                               DEUTSCHE ASSET MANAGEMENT, INC.


                               By:_______________________________________
                               Name:
                               Title:

                                   Appendix A
                         (Revised effective May 1, 2001)

To Participation Agreement by and among Deutsche Asset Management VIT Funds, Deutsche Asset Management, Inc. and Western-Southern Life Assurance Company

List of portfolios:

Deutsche Asset Management VIT Funds - Equity 500 Index Fund

                                   Appendix B
                         (Revised effective May 1, 2001)

To Participation Agreement by and among Deutsche Asset Management VIT Funds, Deutsche Asset Management, Inc. and Western-Southern Life Assurance Company

List of variable separate accounts:

Western-Southern Life Assurance Company Separate Account 1 (established 1992) Western-Southern Life Assurance Company Separate Account 2 (established 1994)